UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Five Point Holdings, LLC
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2020

Dear Shareholder:

You are cordially invited to attend the 2020 annual meeting of shareholders (the "Annual Meeting") of Five Point Holdings, LLC, a Delaware limited liability company, to be held at 2:00 pm Pacific Time on June 10, 2020. Due to the public health impact of the coronavirus, or COVID-19, outbreak and to support the health and well-being of our shareholders, employees and other trade partners, we will be holding the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/FPH2020. While you will not be able to physically attend the Annual Meeting, you will be able to attend the Annual Meeting and vote by visiting the website listed above. We look forward to your attendance at our virtual meeting.
At the Annual Meeting, you will be asked to: (i) elect each of Kathleen Brown, Gary Hunt and Michael Winer as Class II directors to serve for a three-year term expiring at our 2023 annual meeting of shareholders; (ii) ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020; and (iii) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe these matters. We urge you to read this information carefully.
Our Board of Directors unanimously believes that the election of its three nominees to serve as our directors and the ratification of our Audit Committee’s selection of independent registered public accountants are in the best interests of the Company and our shareholders and, accordingly, recommends a vote "FOR" the election of each of Kathleen Brown, Gary Hunt and Michael Winer and a vote "FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020.
Your vote matters, and it is important that your shares be represented and voted whether or not you plan to attend the virtual Annual Meeting. You may vote on the Internet or, if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.
Thank you for your continued support and participation.

Sincerely,
Emile K. Haddad
Chairman, Chief Executive Officer and President

15131 Alton Parkway, 4th Floor, Irvine, California 92618

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2020

The 2020 annual meeting of shareholders (the "Annual Meeting") of Five Point Holdings, LLC, a Delaware limited liability company (the "Company"), will be held on June 10, 2020 at 2:00 p.m. Pacific Time. Due to the public health impact of the coronavirus, or COVID-19, outbreak and to support the health and well-being of our shareholders, employees and other trade partners, we will be holding the Annual Meeting virtually with no physical in-person meeting. You will be able to attend the Annual Meeting and vote by visiting www.virtualshareholdermeeting.com/FPH2020, just as you could at an in-person meeting. The Annual Meeting will be held for the following purposes:

1. To re-elect each of Kathleen Brown, Gary Hunt and Michael Winer to the Company’s Board of Directors (the "Board") for a three-year term expiring at the 2023 annual meeting of shareholders or until their successors are duly elected and qualified or until earlier resignation or removal. All three individuals so nominated and named in the proxy statement are currently members of the Company’s Board;

2.To ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020; and

3.To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

The proxy statement accompanying this notice describes each of these items of business in more detail. The Board recommends a vote "FOR" each of the three (3) nominees for director named in the proxy statement and "FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Only holders of record of the Company's Class A common shares and Class B common shares as of the close of business on April 13, 2020 are entitled to notice of, to attend and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of the following methods: (i) by granting your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or voting instruction form previously mailed to you; or (ii) if you are receiving a paper copy of the proxy statement, by signing, dating and returning by mail the proxy card or voting instruction form provided to you or following the voting instructions on the proxy card or voting instruction form, as applicable.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FPH2020, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. To vote at the meeting, visit www.virtualshareholdermeeting.com/FPH2020.

By order of the Board of Directors,
Michael A. Alvarado
Chief Legal Officer, Vice President and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be Held on June 10, 2020. The Notice of Annual Meeting, the Proxy Statement, our 2019 Annual Report and a sample proxy card are available at www.proxyvote.com.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2020

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 10, 2020

INFORMATION CONCERNING VOTING AND SOLICITATION
General
Your proxy is solicited on behalf of the board of directors (our "Board") of Five Point Holdings, LLC, a Delaware limited liability company (as used herein, the "Company," "we," "us" or "our"), for use at our 2020 Annual Meeting of Shareholders to be held on June 10, 2020 at 2:00 p.m. Pacific Time, or at any continuation, postponement or adjournment thereof (the "Annual Meeting"), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders and any other business properly brought before the Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. Due to the public health impact of the coronavirus, or COVID-19, outbreak and to support the health and well-being of our shareholders, employees and other trade partners, we will be holding the Annual Meeting virtually with no physical in-person meeting. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FPH2020. While you will not be able to physically attend the Annual Meeting, you will be able to attend the Annual Meeting and vote by visiting the website listed above.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 28, 2020, we intend to make this proxy statement available on the Internet and to mail the Notice to all shareholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple shareholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each shareholder that makes a request using the procedure set forth on the Notice.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be Held on June 10, 2020.
The Notice of Annual Meeting, this proxy statement, our 2019 Annual Report and a sample proxy card are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Who Can Vote
You are entitled to vote if you were a shareholder of record of either our Class A common shares or our Class B common shares (referred to collectively herein as "Common Shares") as of the close of business on April 13, 2020 (the "Record Date"). As of the close of business on the Record Date, 69,061,898 of our Class A common shares and 79,233,544 of our Class B common shares were outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you attend online at www.virtualshareholdermeeting.com/FPH2020 or hold a valid proxy.
Participating in the Annual Meeting
As noted above, due to concerns relating to the coronavirus, or COVID-19, outbreak, we will have a virtual-only Annual Meeting in 2020. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FPH2020 and enter the 16-digit control number included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 1:45 p.m. Pacific Time on Wednesday, June 10, 2020. The meeting will begin promptly at 2:00 p.m. Pacific Time on June 10, 2020.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong cellular or Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in, allow ample time for the check-in procedures, and ensure you can hear the streaming audio before the meeting starts.

Although the live webcast is available only to our shareholders as of the Record Date, a replay of the meeting will be made available on our website at www.fivepoint.com after the meeting and will remain available for approximately 30 days following the meeting. If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 1:45 p.m. Pacific Time and until the meeting has finished.
Voting of Shares
We encourage shareholders to vote before the Annual Meeting. Most shareholders have a choice of voting before the Annual Meeting by proxy over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Refer to the Notice or your proxy card or voting instruction form to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.

Voting at the Annual Meeting. You may vote online during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/FPH2020. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting website.

Record Holders Voting by Proxy. If you hold your shares as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Street Name Holders Voting by Proxy. If you hold your shares in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.
Shareholders may provide voting instructions by telephone by calling toll free 1-800-690-6903 from the U.S. or Canada, or via the Internet at www.proxyvote.com at any time before 11:59 p.m. Eastern Time on June 9, 2020. Telephone and Internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on June 9, 2020. Please have your notice and proxy control number in hand when you telephone or visit the website. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If, as a record holder, you do not indicate your voting directions on your signed proxy, your shares will be voted according to the recommendation of our Board, as follows:

•	"FOR" the election of each of Kathleen Brown, Gary Hunt and Michael Winer to the Board for a three-year term expiring at our 2023 annual meeting of shareholders; and

•	"FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2020.
The proxy gives each of Emile Haddad and Michael Alvarado discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. If you hold your shares in street name and do not give direction to your broker on how to vote your shares, your broker does not have authority to vote on the election of the directors. Your broker does have discretion to vote on the ratification of the selection of the independent auditors.
Revocation of Proxy
If you are a shareholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	authorizing another proxy by telephone or over the Internet (your most recent telephone or Internet authorization will be used); or

•	attending the Annual Meeting and voting following the instructions provided at www.virtualshareholdermeeting.com/FPH2020.
Attendance at the Annual Meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of the Company proxies should be addressed to the mailing address of our principal executive offices and must be received prior to the Annual Meeting:
Five Point Holdings, LLC
15131 Alton Parkway, 4th Floor
Irvine, California 92618
Attn: Secretary
If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. You may also change your vote by attending the Annual Meeting and voting online following the instructions provided at www.virtualshareholdermeeting.com/FPH2020.
Quorum and Votes Required
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. The inspector of elections will also determine whether a quorum is present. A majority in voting power of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of determining a quorum at the meeting. Shares held by persons attending the virtual Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal, and broker "non-votes" will be counted as present for purposes of determining a quorum.
Brokers or other nominees who hold shares in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are considered to be "non-routine." These non-voted shares are referred to as "broker non-votes." Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) is considered a non-routine matter, and without your instruction, your broker or other nominee cannot vote your shares. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. Abstentions may be specified for all proposals except the election of directors, but your vote may be "withheld" in the election of directors. Shareholder approval of each proposal requires the following votes:

•
Proposal 1 - Election of Directors. Directors will be elected by a plurality of the votes cast. Thus, the three nominees receiving the highest number of shares voted "FOR" their election will be elected. Abstentions will not be counted in determining which nominees received a plurality of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will not affect the outcome of the election of directors because brokers are not able to cast their votes on this proposal.

•
Proposal 2 - Ratification of the Selection of Our Independent Auditors. The affirmative vote of a majority of the votes cast by shareholders entitled to vote is required for the ratification of the selection of Deloitte & Touche LLP as our independent auditors (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted "FOR" the proposal for it to be approved). Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers have discretionary authority to vote on the ratification of our independent auditors, thus broker non-votes are generally not expected to result from the vote on this proposal but shall be counted for purposes of determining a quorum.
Solicitation of Proxies
Our Board is soliciting proxies for the Annual Meeting from our shareholders. We will bear the entire cost of soliciting proxies from our shareholders. In addition to the solicitation by mail, the Company, our officers, employees and agents may solicit proxies by telephone, by facsimile, by email or in person. We do not expect to use a proxy solicitor to assist in the solicitation of proxies for the Annual Meeting. Copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares in their names that are beneficially owned by our shareholders, so they may forward the solicitation materials to the beneficial owners and secure those beneficial owners’ voting instructions. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners.
Shareholder List
A list of shareholders of record entitled to vote at the Annual Meeting will be available for review by any shareholder, for any purpose related to the meeting, during ordinary business hours for ten days before the Annual Meeting at the Company's principal executive offices located at 15131 Alton Parkway, 4th Floor, Irvine, CA 92618. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/FPH2020.
Explanatory Note
The Company closed its initial public offering ("IPO") on May 15, 2017. We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to companies that are not "emerging growth companies." These provisions include, among other matters:

•	reduced disclosure about our executive compensation arrangements and an exemption from the requirement to include a Compensation Discussion and Analysis section in this proxy statement; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation.
We will remain an "emerging growth company" until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO (December 31, 2022), (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means, among other things, that the market value of our Class A common shares held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Forward-Looking Statements
This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS
Board Structure and Nominees
Pursuant to the terms of our Second Amended and Restated Limited Liability Company Agreement (our "Operating Agreement"), the Board shall consist of between three (3) and thirteen (13) directors with the exact number of directors to be fixed exclusively by the Board. The Board last fixed the authorized number of directors at thirteen (13). We currently have eleven (11) directors and two (2) vacant Board seats. The vacant Board seats resulted from the resignation of two Class I directors immediately prior to our IPO in May 2017. The directors are divided into three classes: Class I, which currently consists of three directors and one vacancy; Class II, which currently consists of four directors and one vacancy; and Class III, which currently consists of four directors. Each director serves a term of three years. At each annual meeting of shareholders, the term of one class expires. The term of the Class II directors expires at this Annual Meeting.
In connection with the Annual Meeting, the Nominating and Corporate Governance Committee and the Board voted to nominate Kathleen Brown, Gary Hunt, Jon Jaffe and Michael Winer for election as the Class II directors. On April 27, 2020, however, Mr. Jaffe notified the Board of his intention not to stand for re-election at this Annual Meeting, and Rick Beckwitt also notified the Board of his intention to resign from the Board effective as of the date of the Annual Meeting. Messrs. Jaffe and Beckwitt indicated that they are resigning in order to dedicate more time to their respective responsibilities at Lennar Corporation and to allow the Company to further diversify its Board membership without having to increase the size of the Board. Messrs. Jaffe and Beckwitt have served on the Board since 2009 and 2016, respectively, and have contributed meaningful insight, leadership and service. The Board has benefited from their extensive operational, real estate and financial expertise. Following the Annual Meeting, there will be two Class I directors with two vacant seats, three Class II directors with two vacant seats, and four Class III directors.
If elected, Ms. Brown and Messrs. Hunt and Winer would each serve a three-year term expiring at the close of our 2023 Annual Meeting or until their successors are duly elected. Biographical information on each of the nominees is furnished below under "Director Biographical Information."
Set forth below is information as of April 13, 2020 regarding each of our directors, including each director nominee.

Name	Age	Position	Class	Director Since	Term Expires
Emile Haddad	61	Chairman, President and Chief Executive Officer	III	2009	2021
Rick Beckwitt (1)	61	Director	I	2016	2022
Kathleen Brown (2) (4)	74	Director	II	2016	2020
William Browning (2) (4)	66	Director	I	2016	2022
Evan Carruthers (3)	41	Director	III	2009	2021
Jonathan Foster (4) (5)	59	Director	III	2016	2021
Gary Hunt	71	Director	II	2016	2020
Jon Jaffe (6)	60	Director	II	2009	2020
Stuart Miller	62	Director	III	2016	2021
Michael Rossi (3) (5) (7)	76	Director	I	2016	2022
Michael Winer (2) (3) (5)	64	Director	II	2009	2020
(1)    Will be resigning effective as of the Annual Meeting
(2)    Current member of our Audit Committee
(3)    Current member of our Compensation Committee
(4)    Current member of our Conflicts Committee
(5)    Current member of our Nominating and Corporate Governance Committee
(6)    Will not stand for re-election at the Annual Meeting
(7)    Current Lead Independent Director

The directors listed above were initially selected in accordance with the terms of a voting and standstill agreement that we entered into with certain of our pre-IPO shareholders (including Mr. Haddad, Lennar Corporation ("Lennar") and entities affiliated with Castlelake, L.P. ("Castlelake")). The parties to this agreement agreed to take all actions reasonably necessary to cause our Board to consist of the following thirteen (13) directors: (i) one director designated by Mr. Haddad (Mr. Haddad); (ii) one director designated by the entities affiliated with Castlelake (Mr. Carruthers); (iii) three directors designated by Lennar (Messrs. Miller, Beckwitt and Jaffe); (iv) three directors designated by the group of other pre-IPO shareholders (Mr. Winer,

Daniel Pine and Joshua Kirkham); and (v) five directors designated by the Nominating and Corporate Governance Committee of our Board (Ms. Brown and Messrs. Hunt, Browning, Foster and Rossi). On April 12, 2017, Messrs. Pine and Kirkham resigned as directors, effective as of the day prior to the date on which our registration statement for the IPO became effective. These arrangements with respect to election of directors terminated upon completion of the IPO.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE THREE NAMED DIRECTOR NOMINEES. UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" EACH OF THE THREE NAMED DIRECTOR NOMINEES.
Director Biographical Information
The following biographical information is furnished with regard to our directors (including nominees) as of April 13, 2020.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2023 Annual Meeting of Shareholders

Kathleen Brown. Ms. Brown has been a member of our Board since May 2016. She is a partner of the law firm Manatt, Phelps & Phillips, LLP. Prior to joining Manatt in September 2013, she worked at Goldman Sachs Group, Inc., a global investment banking and securities firm, in various leadership positions for 12 years. From 2011 to 2013, Ms. Brown served as the chairman of investment banking for Goldman’s Midwest division in Chicago and was managing director and head of the firm’s Los Angeles-based western region public sector and infrastructure group from 2003 to 2011. From 1995 to 2000, Ms. Brown was a senior executive at Bank of America where she served in various positions, including President of the Private Bank. She served as California state treasurer from 1991 to 1995. Ms. Brown currently serves on the boards of directors of Sempra Energy and Stifel Financial Corp., and she is a former director of Forestar Group, Inc. She is a member of the Stanford Center on Longevity Advisory Board, the Investment Committee for the Annenberg Foundation and the Advisory Boards of the UCLA Medical Center and Meridiam SAS. Ms. Brown has extensive experience in both the public and private financial sectors, as well as in-depth knowledge of California government processes. Her knowledge of the law and experience as a partner at Manatt gives her insight into the effect of laws and regulations on our businesses. This combination of public and private financial experience, legal experience and public service in the State of California makes her a valuable member of our Board.
Gary Hunt. Mr. Hunt has been a member of our Board since May 2016. Mr. Hunt has over 40 years of experience in real estate. He spent 25 years with The Irvine Company, one of the nation’s largest master planning and land development organizations, serving 10 years as its Executive Vice President and as a member of its Board of Directors and Executive Committee. Mr. Hunt led The Irvine Company’s major entitlement, regional infrastructure, planning, legal and strategic government relations, as well as media and community relations activities. As a founding Partner in 2001 and now the Vice Chairman of California Strategies, LLC, Mr. Hunt serves as a Senior Advisor to some of the largest master-planned community and real estate developers on the west coast, including Tejon Ranch and Lewis Group of Companies. Mr. Hunt currently serves on the boards of Taylor Morrison Home Corporation, Glenair Corporation, Psomas and University of California, Irvine Foundation and is the former Chairman of CT Realty, and he formerly served as lead independent director at William Lyon Homes. He was the founding chairman of Kennecott Land Company’s Advisory Board, formerly a Senior Advisor to Strategic Hotels and Resorts REIT and Inland American Trust REIT, and was a member and lead independent director of Grubb & Ellis Corporation and for sixteen months served as interim President and CEO. Mr. Hunt was selected to serve on our Board because of his government, public policy and major land use planning, entitlement and development experience.
Michael Winer. Mr. Winer has been a member of our Board since 2009. Mr. Winer was employed by Third Avenue Management LLC (or its predecessor) from May 1994 through February 2018, where he was a senior member of the investment team. Mr. Winer managed the Third Avenue Real Estate Value Fund since its inception in 1998 and the Third Avenue Real Estate Opportunities Fund, L.P. since its inception in 2006. Mr. Winer retired from Third Avenue Management LLC on February 28, 2018. Since 2001, Mr. Winer has been a director of Tejon Ranch Company, a New York Stock Exchange listed company involved in real estate development and agribusiness. Mr. Winer currently serves as Chair of the Tejon Ranch Board’s Nominating and Corporate Governance Committee and its Investment Policy Committee. He also serves on its Real Estate Committee and Audit Committee and has previously served on its Compensation Committee. Prior to joining Third Avenue Management’s predecessor in 1994, Mr. Winer was Vice President of the Asset Sales Group for Cantor Fitzgerald, L.P. where he was responsible for evaluating and underwriting portfolios of distressed real estate loans. Prior to that, he was a First Vice President of Society for Savings, a Connecticut savings bank, and Director of Asset Management for Pioneer Mortgage, a financial institution, where he directed the workout, collection and liquidation of distressed real estate loan and asset portfolios.

Earlier in his career, Mr. Winer was the Co-Founder and Chief Financial Officer of Winer-Greenwald Development, Inc., a California-based real estate development firm that specialized in the development, construction, ownership and management of commercial properties. Mr. Winer previously held executive positions at Pacific Scene, Inc. and The Hahn Company, both California-based real estate development firms. Mr. Winer began his career in public accounting with Deloitte & Touche LLP (formerly Touche Ross & Co.) where he specialized in real estate development companies. Mr. Winer serves on the Board of Trustees of the Future Citizens Foundation (dba The First Tee of Monterey County). Mr. Winer received a Bachelor of Science in Accounting from San Diego State University in 1978 and is a California Certified Public Accountant (inactive). Mr. Winer was selected to serve on our Board because of his vast investing, finance and development experience in our industry.
Directors Continuing in Office Until the 2021 Annual Meeting of Shareholders
Evan Carruthers. Mr. Carruthers has been a member of our Board since 2009. Mr. Carruthers has been with Castlelake, a private equity firm he co-founded in partnership with managing partner Rory O’Neill, as a partner and portfolio manager since 2005. In 2014, Mr. Carruthers was named managing partner of Castlelake. Mr. Carruthers is responsible for the firm’s global investment activities across all asset classes, guiding the firm’s relationship-driven approach and supervising all investment teams at Castlelake. Mr. Carruthers was designated to serve on our Board prior to our IPO by Castlelake. Prior to founding Castlelake, Mr. Carruthers was an investment manager with Cargill Value Investment, which is now Carval Investors ("CVI"), for three years, where he was responsible for corporate and asset-based investments in North America. Prior to joining CVI, Mr. Carruthers worked for Piper Jaffray, a Minneapolis-based investment banking firm, for three years in several capacities. Mr. Carruthers serves on the Board of Directors of Aedas Homes, S.A.U. Mr. Carruthers received a Bachelor of Arts degree from the University of St. Thomas, St. Paul, Minnesota in Business Administration. Mr. Carruthers was selected to serve on our Board because of his strong business acumen and strong record of success in corporate and asset-based investments.
Jonathan Foster. Mr. Foster has been a member of our Board since May 2016. Mr. Foster is the Founder and has been a Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services, and private equity investing firm, since 2008. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President-Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is also a director of Lear Corp., Masonite International Corporation and Berry Plastics. Mr. Foster was previously a member of the boards of directors of Sabine Oil & Gas, Smurfit-Stone Container Corporation and Chemtura Corporation. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended an Executive Education Program at Harvard Business School. Mr. Foster was selected to serve on our Board because of his extensive experience in equity investing and serving as an officer and director of public and private companies.
Emile Haddad. Mr. Haddad has been our President and Chief Executive Officer and Chairman of our Board since May 2016. Mr. Haddad has been a member of our Board since 2009. From 2009 until May 2016, Mr. Haddad was President and Chief Executive Officer of the management company, which he co-founded, that managed the development of Great Park Neighborhoods and Valencia (formerly known as Newhall Ranch). In this capacity, Mr. Haddad has been primarily responsible for investing in and managing the planning, development and operational activities for Great Park Neighborhoods, Valencia, and Candlestick and The San Francisco Shipyard. Prior to co-founding the management company in 2009, Mr. Haddad served as the Chief Investment Officer of Lennar, one of the nation’s largest homebuilders, where he was in charge of the company’s real estate investments, asset management and several joint ventures. In this capacity, Mr. Haddad led the acquisition, capitalization and development of Great Park Neighborhoods, Valencia, and Candlestick and The San Francisco Shipyard. He is on the Real Estate Advisory Boards of the University of California, Irvine and the University of California, Berkeley. He is also a member of the USC Price School of Public Policy Board of Counselors and is the Chairman of the USC Lusk Center for Real Estate Advisory Board. In addition, Mr. Haddad serves on the board of directors of PBS (Public Broadcasting System) So-Cal and Aedas Homes, S.A.U. Mr. Haddad formerly served on the Board of Trustees at the University of California, Irvine Foundation and Claremont Graduate University. Mr. Haddad received a civil engineering degree from the American University of Beirut. Mr. Haddad was selected to serve on our Board based on his executive management experience in the real estate industry, his comprehensive knowledge of our business and our operations and his proven ability to successfully execute large-scale development projects.
Stuart A. Miller. Mr. Miller has been a member of our Board since May 2016. Mr. Miller has served as a director of Lennar, one of the nation’s largest homebuilders, since April 1990 and has served as Lennar’s Executive Chairman since April 2018. Before that, Mr. Miller served as Lennar's Chief Executive Officer from April 1997 to April 2018. Mr. Miller also served as President of Lennar from April 1997 to April 2011. Mr. Miller is one of three directors designated prior to our IPO by

Lennar, which is our largest investor. As of February 10, 2020, Mr. Miller and his family owned shares of Lennar common stock entitling him to cast approximately 34% of the combined votes that could be cast by all holders of Lennar common stock. Mr. Miller was selected to serve on our Board because of his vast knowledge of the real estate industry and his extensive experience serving as a director of Lennar.
Directors Continuing in Office Until the 2022 Annual Meeting of Shareholders
William Browning. Mr. Browning has been a member of our Board since May 2016. Mr. Browning has dedicated his time to serving on boards of directors since January 2012. From 1999 to January 2012, Mr. Browning was a senior client service partner at Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services. From 2008 to 2012, Mr. Browning served as the managing partner for Ernst & Young LLP’s Los Angeles office, which at the time of his departure was Ernst & Young LLP’s second largest practice in the Americas and the largest public accounting firm in Los Angeles with over 1,200 professionals and over $400 million in annual revenues. Mr. Browning’s extensive industry sector experience includes real estate and REITs, financial services (commercial banks, asset management, consumer finance, credit card and mortgage companies), private equity, energy (upstream/downstream, refining and natural gas), engineering and construction, and technology. Before joining Ernst & Young LLP, Mr. Browning began his professional career with Arthur Andersen & Co. in 1976, where he was admitted to partnership in 1987 and named office managing partner of its Oklahoma office in 1994. At Arthur Andersen & Co. in Oklahoma and in Los Angeles, California, Mr. Browning served clients in a wide variety of industries and led the firm’s domestic banking practice and regulatory compliance practice. Mr. Browning also serves on the board of directors of (i) Ares Commercial Real Estate Corporation, a specialty finance company that is primarily focused on directly originating, managing and servicing a diversified portfolio of commercial real estate debt-related investments, (ii) McCarthy Holdings, the holding company for McCarthy Building Companies, Inc., one of the top 10 U.S. commercial builders and the oldest American construction company, and (iii) Parsley Energy, Inc., an independent oil and natural gas company. Mr. Browning is also an adjunct professor at Southern Methodist University in Dallas, Texas. Mr. Browning holds a B.B.A. from the University of Oklahoma. Mr. Browning’s experience in accounting and auditing, including in the real estate and REIT industries, provides our Board and, specifically, the Audit Committee, with valuable knowledge, insight and experience in such matters.

Michael Rossi. Mr. Rossi has been a member of our Board since May 2016. He currently serves as a consultant to Shorenstein Properties LLC and is also a member of Shorenstein's advisory board. From 2015 through January 2020, Mr. Rossi was the chairman and chief executive officer of Shorenstein. Prior to assuming the role as Shorenstein's chairman, Mr. Rossi was a founding member of its advisory board and served as a consultant to Shorenstein from 1994 to 2015, focusing on succession planning, business planning, compensation practices and organizational development. Mr. Rossi is a retired vice chairman of BankAmerica Corporation, serving from 1993 to 1997. Prior to serving as vice chairman, Mr. Rossi was BankAmerica’s chief credit officer. Prior to that post, he held various executive positions. From 2005 to 2007, Mr. Rossi was chairman and CEO of Aozora Bank, taking it public in November 2006. He also spent eight months as chairman of GMAC/ResCap. Mr. Rossi is the senior advisor to the San Francisco 49ers, senior advisor for Jobs and Economic Development for the Governor of the State of California and chairman of the California Workforce Development Board. He is a former chairman of the board of the Monterey Institute of International Studies, Lifesavers, the California Infrastructure and Economic Development Bank, Visit California, the American Diabetes Association of California and Claremont Graduate University. He also served on the President’s Campaign Cabinet for the University of California at Berkeley, was a member of the board of the Special Olympics Committee of Northern California, the Thunderbird School of Global Management, the California High Speed Rail Authority, the National Urban League, North Hawaii Community Hospital, Pulte Homes, Del Webb Corporation and Union Pacific Resources, a member of the nominating committee of the Bankers Association for Foreign Trade (BAFT) and a past president of the board of BAFT. Mr. Rossi earned a B.A. from the University of California at Berkeley. Mr. Rossi was selected to serve on our Board because of his vast business and corporate governance experience with banking institutions, public agencies and other private sector companies.
Family Relationships and Other Information
There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Nominating and Corporate Governance Committee reviews our corporate governance guidelines at least once a year and, if necessary, recommends changes to our Board. Additionally, our Board has adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is available on our website at www.fivepoint.com. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into this report.
Board Composition
Our business affairs are managed under the direction of our Board. Our Operating Agreement provides that our Board shall consist of between three (3) and thirteen (13) directors with the exact number of directors to be fixed exclusively by the Board. The Board last fixed the authorized number of directors at thirteen (13). We currently have eleven (11) directors and two (2) vacant Board seats. The vacant Board seats resulted from the resignation of two Class I directors immediately prior to our IPO in May 2017. The directors are divided into three classes: Class I, which currently consists of three directors and one vacancy; Class II, which currently consists of four directors and one vacancy; and Class III, which currently consists of four directors. Each director serves a term of three years. At each annual meeting of shareholders, the term of one class expires. The term of the Class II directors expires at this Annual Meeting. The terms of the Class I and Class III directors expire in 2022 and 2021, respectively. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Election of directors is decided by a plurality of the votes cast.
As current Class II directors, the board seats of Kathleen Brown, Gary Hunt, Jon Jaffe and Michael Winer will expire at the Annual Meeting. In connection with the Annual Meeting, the Nominating and Corporate Governance Committee and the Board voted to nominate Ms. Brown and Messrs. Hunt, Jaffe and Winer for election as the Class II directors. On April 27, 2020, however, Mr. Jaffe notified the Board of his intention not to stand for re-election at this Annual Meeting, and Rick Beckwitt also notified the Board of his intention to resign from the Board effective as of the date of the Annual Meeting. Messrs. Jaffe and Beckwitt indicated that they are resigning in order to dedicate more time to their respective responsibilities at Lennar Corporation and to allow the Company to further diversify its Board membership without having to increase the size of the Board. Following the Annual Meeting, there will be two Class I directors with two vacant seats, three Class II directors with two vacant seats, and four Class III directors.
Arrangements Concerning Selection of Directors
Our current directors were selected in accordance with the terms of a voting and standstill agreement that we entered into with certain of our pre-IPO shareholders (including Mr. Haddad, Lennar and entities affiliated with Castlelake). The parties to this agreement agreed to take all actions reasonably necessary to cause our Board to consist of the following thirteen (13) directors: (i) one director designated by Mr. Haddad (Mr. Haddad); (ii) one director designated by the entities affiliated with Castlelake (Mr. Carruthers); (iii) three directors designated by Lennar (Messrs. Miller, Beckwitt and Jaffe); (iv) three directors designated by the group of other pre-IPO shareholders (Mr. Winer, Daniel Pine and Joshua Kirkham); and (v) five directors designated by the Nominating and Corporate Governance Committee of our Board (Ms. Brown and Messrs. Hunt, Browning, Foster and Rossi). On April 12, 2017, Messrs. Pine and Kirkham resigned as directors, effective as of the day prior to the date on which our registration statement for the IPO became effective. These arrangements with respect to election of directors terminated upon completion of the IPO.
Director Independence
Our Class A common shares are listed on the New York Stock Exchange ("NYSE"). Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of the NYSE, a director is independent only if, among other things, our Board makes an affirmative determination that the director has no material relationship with us. Our Board has determined that Kathleen Brown, William Browning, Evan Carruthers, Jonathan Foster, Michael Rossi and Michael Winer are "independent," as that term is defined in the NYSE rules, for purposes of serving on our Board. Our independent directors meet regularly in executive sessions without the presence of our Chairman and our other officers. In addition to our Audit Committee and Conflicts Committee, both the Compensation Committee and Nominating and Corporate Governance Committee are comprised exclusively of members of the Board who meet the independence requirements set forth by the Securities and Exchange Commission ("SEC") and the NYSE.
Board Committees
Our Board has the authority to appoint committees and, subject to certain exceptions, to delegate to such committees the power and authority of our Board to manage our business affairs and administrative functions. Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Conflicts Committee. Each of these committees is comprised exclusively of independent directors. The principal functions and composition of these committees are briefly described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our Company. Copies of our audit, compensation and nominating and corporate governance committee charters are available on our website at www.fivepoint.com. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into this report.
Audit Committee
The Audit Committee was established in accordance with Rule 10A-3 under the Exchange Act and the NYSE rules. The primary duties of the Audit Committee are to, among other things:

•	determine the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

•	review and approve in advance all permitted non-audit engagements and relationships between us and our independent registered public accounting firm;

•	evaluate our independent registered public accounting firm’s qualifications, independence and performance;

•
obtain and review a report from our independent registered public accounting firm describing its internal quality-control procedures, any material issues raised by the most recent review and all relationships between us and our independent registered public accounting firm;

•	review and discuss with our independent registered public accounting firm their audit plan, including the timing and scope of audit activities;

•	review our consolidated financial statements;

•	review our critical accounting policies and practices;

•	review the adequacy and effectiveness of our accounting and internal control policies and procedures;

•	oversee the performance of our internal audit function;

•	review with our management all significant deficiencies and material weaknesses in the design and operation of our internal controls;

•	review with our management any fraud that involves management or other employees who have a significant role in our internal controls;

•
establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	prepare the reports required by the rules of the SEC to be included in our annual proxy statement;

•	discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated financial statements; and

•	oversee our compliance with legal, ethical and regulatory requirements.
The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm and the Board. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Audit Committee charter. Each member of the Audit Committee is financially literate in accordance with the NYSE requirements. The Audit Committee also has at least one member who meets the definition of an "audit committee financial expert" under SEC rules and regulations. The current members of the Audit Committee are Kathleen Brown, Michael Winer and William Browning, who is its chair. The Board has determined that William Browning meets the requirements of an audit committee financial expert under SEC rules.
Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee are to, among other things:

•
assist in identifying, recruiting and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and the Nominating and Corporate Governance Committee;

•	recommend to our Board individuals qualified to serve as directors and on committees of our Board;

•	advise our Board with respect to board composition, procedures and committees;

•	recommend to our Board certain corporate governance matters and practices; and

•	conduct an annual self-evaluation for our Board.
The Nominating and Corporate Governance Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Nominating and Corporate Governance Committee charter. The current members of the Nominating and Corporate Governance Committee are Michael Winer, Evan Carruthers and Michael Rossi, who is its chair.
The Nominating and Corporate Governance Committee considers possible candidates for nomination as directors suggested by management and by shareholders and others, if there are any. The Nominating and Corporate Governance Committee would evaluate the suitability of any potential candidates recommended by shareholders in the same manner as other candidates recommended to the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the members of our Nominating and Corporate Governance Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, will consider many factors, including each candidate's knowledge, experience, skills, expertise and diversity. While the Company values diversity and the Board considers diversity in its evaluation process, it has not adopted a specific policy regarding Board diversity. Our Nominating and Corporate Governance Committee may delegate any or all of its responsibilities to a subcommittee of the Committee to the extent permitted by applicable law.
Consideration of Shareholder-Recommended Director Nominees
Our Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by our shareholders. Shareholders who wish to recommend a director nominee may submit their suggestions to our principal executive offices by sending a letter describing the nominee’s name and qualifications to Five Point Holdings, LLC, Attention Secretary, 15131 Alton Parkway, 4th Floor, Irvine, California 92618.  Recommendations submitted by shareholders will be considered in the same manner as recommendations received from other sources.
Our Operating Agreement also permits shareholders to nominate directors for election at an annual shareholder meeting.  See "Other Matters-Shareholder Proposals and Nominations."
Compensation Committee
The primary responsibilities of the Compensation Committee are to, among other things:

•	review executive compensation plans and their goals and objectives, and make recommendations to our Board, as appropriate;

•	evaluate the performance of our executive officers;

•	review and approve the compensation of our executive officers, including salary, bonus and equity incentive awards;

•	review and recommend to our Board the compensation of our directors;

•	review our overall compensation philosophy, compensation plans and benefits programs;

•	administer our share and equity incentive programs; and

•	prepare an annual Compensation Committee report for inclusion in our proxy statement (when we no longer qualify as an "emerging growth company").
The Compensation Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Compensation Committee charter. The members of the Compensation

Committee are "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act). The current members of the Compensation Committee are Michael Rossi, Evan Carruthers and Michael Winer, who is its chair.
Use of Compensation Consultant and Role of Management
Our Compensation Committee is committed to staying apprised of current issues and emerging trends and to ensuring that our executive compensation program remains aligned with best practice. To this end, our Compensation Committee has engaged the services of The POE Group, Inc. ("POE") to assist it in evaluating executive compensation matters.
During 2019, POE only provided services to our Compensation Committee and such services were related primarily to executive or non-employee director compensation. POE also provided additional services related to the design of the Five Point Holdings, LLC Senior Management Severance and Change in Control Plan and the Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan. The Compensation Committee solicited and approved such additional services by POE. While conducting assignments, POE interacts with our management when appropriate. The Company's Chief Executive Officer annually reviews each executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary and incentive compensation program for each executive officer other than himself. The Compensation Committee takes these proposals into consideration, among other matters, when making compensation decisions. POE reports directly to our Compensation Committee with respect to executive and non-employee director compensation matters, and the Compensation Committee may replace it or hire additional consultants at any time. POE provided our Compensation Committee with compensation data related to executives at public real estate development companies and homebuilders, helped the Committee select appropriate performance measures and goals, and advised the Compensation Committee regarding evolving compensation best practices and trends. Specifically, POE provided information relating to competitiveness of pay levels, compensation plan design, incentive pool availability, specific equity grant matters, market trends, risk assessment and management, and technical considerations concerning named executive officers, other executives and non-employee directors. During 2019, at the request of the Compensation Committee, a representative of POE attended certain Committee meetings.
Each year, our Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, our Compensation Committee considers the factors set forth in SEC rules and NYSE listing standards. After review and consultation with POE, our Compensation Committee determined that POE is independent and there is no conflict of interest resulting from retaining POE currently or during the year ended December 31, 2019.
For further information on our executive officers’ compensation, please see "Executive Compensation."
Conflicts Committee
The primary responsibilities of the Conflicts Committee are to, among other things:

•	establish and oversee policies and procedures governing conflicts of interest that may arise through related person transactions;

•	periodically review and update as appropriate these policies and procedures;

•
review and approve or ratify any related person transaction and other matters which may pose conflicts of interest, other than related person transactions that are pre-approved pursuant to our Related Person Transaction Approval and Disclosure Policy, described under “Certain Relationships and Related Party Transactions—Review and Approval of Related Person Transactions;” and

•	advise, upon request, our Board or any other committee of our Board on actions or matters involving conflicts of interest.
The Conflicts Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Conflicts Committee charter. The current members of the Conflicts Committee are Jonathan Foster, William Browning and Kathleen Brown, who is its chair.
Board Leadership Structure
Our Operating Agreement permits the roles of Chairman and CEO to be filled by the same or different individuals. Our Board selects our Chairman and our CEO in the manner it considers in the best interests of the Company and our shareholders at any given point in time.
At this time, our Board believes that the Company and our shareholders are best served by having Mr. Haddad serve as our Chairman and CEO. The combined Chairman and CEO role provides centralized leadership that enhances communication between management and our Board and serves as an efficient structure for addressing material business matters in a timely manner. We believe that the combined Chairman and CEO role is counter-balanced by the six independent directors serving on our Board, our independent committee chairs, the directors that also serve as executive officers of our largest shareholder, and our lead independent director.
Our corporate governance guidelines provide for the appointment by the Board of a lead independent director. Mr. Rossi is currently our lead independent director and brings to this role considerable skill and experience, as described above in "Proposal 1 - Election of Directors." The role of our lead independent director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the independent directors.
The responsibilities of our lead independent director are set forth in our corporate governance guidelines and include:

•	presiding over all meetings of the independent directors;

•	presiding over all Board meetings at which the Chairman is not present;

•	serving as liaison between the independent directors and management;

•	presiding over meetings of shareholders at the request of the Board;

•	conveying recommendations of the independent directors to the Board;

•	previewing information sent to the Board as necessary; and

•	approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
The lead independent director also has the authority to call meetings of the independent directors.
We believe this current leadership structure with the combined Chairman and CEO leadership role and a lead independent director allows our Board to provide insight and direction on important strategic initiatives while also promoting efficient oversight of management and our business. The Board evaluates the role of Chairman and CEO on an annual basis to determine whether our leadership structure is continuing to best serve us and our shareholders.
Annual Board Evaluation
Pursuant to the charter of our Nominating and Corporate Governance Committee and our corporate governance guidelines, the Nominating and Governance Committee leads an annual evaluation of the Board, and each committee of the Board leads an annual self-evaluation. The evaluations are designed to assess whether the Board and its committees function and are staffed effectively and to identify opportunities for improving Board and committee meetings and effectiveness. In fiscal year 2019, the Board completed an evaluation process focusing on the experience, qualifications, attributes and skills of each individual director, the effectiveness of the performance of the Board as a whole and each of the Board’s committees.
Risk Oversight
We face a number of risks, including risks relating to our financial condition, development activities, operations, litigation and strategic direction. Management is responsible for the day‑to‑day management of risks we face, while our Board has responsibility for the oversight of risk management, both on its own and through its committees.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. For example, our Audit Committee is responsible for discussing guidelines and policies governing the process by which senior management of the Company and the internal auditing department assess and manage the Company’s exposure to risk, as well as identifying the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, our Compensation Committee oversees our incentive compensation arrangements to confirm that incentive pay arrangements do not encourage unnecessary risk-taking.
The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, the potential impact on us, and the steps we take to manage them. At each regular meeting of our Board, the chair of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management, which enables the Board to fulfill its risk oversight role.
Policy on Hedging of Company Shares
The Company recognizes that hedging against losses in Company shares is not appropriate or acceptable trading activity for the Company's directors and executive officers. The Company's corporate governance guidelines prohibit our directors and executive officers from engaging in various hedging activities. The guidelines prohibit any form of hedging or monetization transaction (such as zero-cost collars or forward sale contracts) involving Company common shares.

Board and Committee Meeting Attendance
For the fiscal year ended December 31, 2019, there were five meetings of the Board, five meetings of the Audit Committee, six meetings of the Compensation Committee, five meetings of the Conflicts Committee and four meetings of the Nominating and Corporate Governance Committee. During 2019, each member of the Board attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The independent directors of our Board regularly meet in executive session without management or other employees present.
Director Attendance at Annual Meeting of Shareholders
Directors are generally expected to attend the annual meeting of shareholders. All of our directors attended our 2019 annual meeting of shareholders.
Shareholder Communications with the Board
Shareholders may send written communications to the Board or to specified individuals on the Board, by writing to: Five Point Holdings, LLC, 15131 Alton Parkway, 4th Floor, Irvine, California 92618, Attention: Secretary. Shareholders should indicate on the outside of any envelope that the communication is intended for (i) the Board, (ii) the Chair of the Board, (iii) a specific committee of the Board, (iv) the lead independent director or (v) any other director. The Secretary will review all correspondence for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Code of Business Conduct and Ethics
Our Board has established a code of business conduct and ethics that applies to all of our officers, directors and employees, including those officers responsible for financial reporting. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.
Our code of business conduct and ethics also provides that our non-employee directors are not obligated to limit their interests or activities in their non-director capacities or to notify us of any opportunities that may arise in connection therewith, even if the opportunities are complementary to, or in competition with, our businesses.
Any waiver of the code of business conduct and ethics for our directors or officers may be made only by our Board or one of our board committees and will be promptly disclosed as required by law or the NYSE rules. A copy of our code of business conduct and ethics is available on our website at www.fivepoint.com. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into this report.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of our Class A common shares and our Class B common shares, by:

•	each person known by us to beneficially own more than 5% of any class of our outstanding common shares;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.
The number of shares and percentage of beneficial ownership is based on 69,061,898 Class A common shares and 79,233,544 Class B common shares issued and outstanding as of March 31, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Common shares that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by the person but are not deemed outstanding for purposes of computing the percentage of beneficial ownership for any other person. The number of Class A common shares shown as beneficially owned in the table (i) includes Class A common shares issuable upon conversion of outstanding Class B common shares and (ii) does not include shares that may be issued in exchange for Class A units of Five Point Operating Company, LP (the "Operating Company"), as we may instead choose to pay cash in exchange for such units. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have the sole voting and investment power with respect to all common shares that they beneficially own, subject to community property laws where applicable.
Unless otherwise indicated, all shares are owned directly. Except as indicated in the footnotes to the table below, the business address of the shareholders listed below is the address of our principal executive office, 15131 Alton Parkway, 4th Floor, Irvine, California 92618.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Class A Common Shares	% of Class A Common Shares	Number of Class B Common Shares (1)	% of Class B Common Shares	% of all Common Shares
5% Shareholders:
Lennar Corporation (2)	791,918	1.1%	57,131,088	72.1%	39.0%
Castlelake, L.P. (3)	6,224,864	9.0%	18,965,322	23.9%	17.0%
Luxor Capital Group, L.P. (4)	12,221,295	17.7%	—	—%	8.2%
Third Avenue Management LLC (5)	11,713,323	17.0%	—	—%	7.9%
Long Pond Capital, L.P. (6)	6,286,780	9.1%	—	—%	4.2%
Manulife Financial Corporation (7)	3,690,161	5.3%	—	—%	2.5%
Directors and Named Executive Officers:
Emile Haddad (8)	1,249,321	1.8%	3,137,134	4.0%	3.0%
Michael Alvarado (9)	534,209	0.8%	—	—%	0.4%
Erik Higgins	461,020	0.7%	—	—%	0.3%
Lynn Jochim (10)	538,040	0.8%	—	—%	0.4%
Rick Beckwitt	40,008	*	—	—%	*
Kathleen Brown	32,951	*	—	—%	*
William Browning	26,796	*	—	—%	*
Evan Carruthers	—	—%	—	—%	—%
Jonathan Foster	32,951	*	—	—%	*
Gary Hunt	49,385	*	—	—%	*
Jon Jaffe	43,491	*	—	—%	*
Stuart A. Miller (11)	108,491	0.2%	—	—%	*
Michael Rossi	32,951	*	—	—%	*
Michael Winer	70,130	0.1%	—	—%	*
All directors and executive officers as a group (15 persons)	3,748,112	5.4%	3,137,134	4.0%	4.6%

*	Represents beneficial ownership of less than 0.1%.

(1)
Each holder of Class B common shares also owns a number of outstanding Class A units of the Operating Company or Class A units of The Shipyard Communities, LLC (the "San Francisco Venture") that, in the aggregate, are equal to the number of Class B common shares owned. Class A units of the San Francisco Venture are exchangeable for Class A units of the Operating Company on a one-for-one basis. After a 12 month holding period, holders of Class A units of the Operating Company may exchange their units for, at our option, either our Class A common shares on a one-for-one basis or an equivalent amount in cash based on the then prevailing market price of our Class A common shares. When we acquire Class A units of the Operating Company, whether for Class A common shares or for cash, an equivalent number of that holder’s Class B common shares will automatically convert into our Class A common shares, with each Class B common share convertible into 0.0003 Class A common shares.

(2)
Represents the number of Class A common shares and Class B common shares owned by wholly owned subsidiaries of Lennar. Although Stuart Miller is the Executive Chairman of Lennar and has the power to cast approximately 34% of the votes that can be cast by all of Lennar’s stockholders, Lennar has concluded that he is not a beneficial owner of the securities owned by subsidiaries of Lennar. This information has been furnished by or on behalf of the indicated shareholder. The address for Lennar is 700 NW 107 Avenue, Miami, FL 33172.

(3)
Represents the number of Class A common shares and Class B common shares owned by the following persons: (1) Castlelake I, L.P. ("Castlelake I") and TCS Diamond Solutions, LLC ("Diamond Solutions"), which may be deemed to be beneficially owned by Castlelake I GP, L.P. ("Castlelake I GP" and, together with Castlelake I and Diamond Solutions, the "Castlelake I Fund Entities"), solely as the general partner of Castlelake I and as the managing member of Diamond Solutions; (2) TCS II REO USA, LLC ("TCSII REO") and HPSCP Opportunities, L.P. ("HPSCP"), which may be deemed to be beneficially owned by Castlelake II GP, L.P. ("Castlelake II GP" and, together with TCSII REO and HPSCP, the "Castlelake II Fund Entities"), solely as the general partner of TCSII REO and HPSCP; and (3) HFET Opportunities, LLC ("HFET"), which may be deemed to be beneficially owned by HFET REO USA, LLC ("HFET REO"), as the sole member of HFET, and by Castlelake III GP, L.P. ("Castlelake III GP" and, together with HFET and HFET REO, the "Castlelake III Fund Entities"), solely as the managing member of HFET and HFET REO; (4) Castlelake IV, L.P. ("Castlelake IV") and Castlelake IV GP, L.P. ("Castlelake IV GP" and, together with Castlelake IV, the "Castlelake IV Fund Entities"); (5) CL V Investment Solutions LLC ("Castlelake V") and Castlelake V GP, L.P. ("Castlelake V GP" and, together with Castlelake V, the "Castlelake V Fund Entities"); and (6) COP Investing Partners, LLC. The Class A and Class B common shares may also be deemed to be beneficially owned by Castlelake, solely as the investment manager of the Castlelake I Fund Entities, the Castlelake II Fund Entities, the Castlelake III Fund Entities, the Castlelake IV Fund Entities, the Castlelake V Fund Entities, and by Mr. Rory O’Neill, solely as the managing partner and chief executive officer of Castlelake and the managing member of COP Investing Partners, LLC. One of our directors, Evan Carruthers, is a managing partner of Castlelake. This information has been furnished by or on behalf of the indicated shareholder. The address for all of the foregoing persons is 4600 Wells Fargo Center, 90 South 7th Street, Minneapolis, MN 55402.

(4)
Based on the shareholder's Form 4 filed on April 1, 2020 jointly by Luxor Capital Group, LP, Luxor Capital Partners, LP, Luxor Capital Partners Offshore, Ltd., Luxor Wavefront, LP, Thebes Partners, LP, LCG Holdings, LLC, Luxor Management, LLC and Christian Leone. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(5)
Based on the shareholder’s Amendment No. 4 to Schedule 13G filed on February 13, 2020. Represents the number of Class A common shares owned by Third Avenue Real Estate Value Fund, Third Avenue Real Estate Value Fund UCITS (a fund of GemCap Investment Funds (Ireland) plc), Third Avenue Small Cap Value Fund, Third Avenue Value Fund, Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and various separately managed accounts (collectively, the "Third Avenue Funds"). Third Avenue Management LLC is a U.S.-registered investment advisor with dispositive and voting authority over the Third Avenue Funds. The address for all of the foregoing persons is 622 Third Avenue, 32nd Floor, New York, NY 10017.

(6)
Based on the shareholder’s Amendment No. 1 to Schedule 13G filed on February 13, 2020. Represents the number of Class A common shares owned by certain private funds (the "LP Funds"). Long Pond Capital, LP ("Long Pond") has shared voting and dispositive power with respect to the Class A common shares. Long Pond serves as the investment manager to the LP Funds and may direct the vote and disposition of the Class A common shares held by the Funds. Long Pond Capital GP, LLC serves as the general partner of Long Pond and may direct Long Pond to direct the vote and disposition of the Class A common shares held by the Funds. As the principal of Long Pond, John Khoury may direct the vote and disposition of the Class A common shares held by the Funds. The address of Long Pond is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(7)
Based on the shareholder's Schedule 13G filed on February 12, 2020. Represents the number of Class A common shares owned by Manulife Financial Corporation ("MFC") and MFC’s indirect, wholly-owned subsidiaries, Manulife Investment Management (US) LLC ("MIM (US)") and Manulife Investment Management Limited ("MIML”). The address of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5 and the address of MIM (US) is 197 Clarendon Street, Boston, Massachusetts 02116.

(8)	Includes 3,137,134 Class B common shares owned by Doni, Inc. Doni, Inc. is owned and controlled by Mr. Haddad’s family trusts, of which Mr. Haddad and his wife serve as co-trustees.

(9)	Includes 55,070 Class A common shares owned by Mr. Alvarado’s family trust, of which Mr. Alvarado serves as sole trustee.

(10)	Includes 61,070 Class A common shares owned by Ms. Jochim's family trust, of which Ms. Jochim and her husband serve as co-trustees.

(11)
Although Stuart Miller is the Executive Chairman of Lennar and has the power to cast approximately 34% of the votes that can be cast by all of Lennar’s stockholders, Lennar has concluded that he is not a beneficial owner of the securities owned by subsidiaries of Lennar.

EXECUTIVE COMPENSATION
The compensation payable to our senior executive officers is determined by our Compensation Committee. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules available to such companies, which require compensation disclosure for our Chief Executive Officer (Mr. Haddad) and our two other most highly compensated executive officers (our Chief Legal Officer, Mr. Alvarado, and our Chief Operating Officer, Ms. Jochim). We are also electing to include compensation information for our Chief Financial Officer, Mr. Higgins.
The table below sets forth the annual compensation earned by each of our "Named Executive Officers:"
Summary Compensation Table

Name and Principal Position	Year	Salary	Equity Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Emile Haddad,	2019	$1,000,000	$1,249,994	$6,250,000	$9,192	$8,509,186
Chairman, President and Chief Executive Officer	2018	1,000,000	1,491,770	4,202,500	8,621	6,702,891
Michael Alvarado,	2019	550,000	750,000	2,500,000	22,192	3,822,192
Chief Legal Officer	2018	550,000	895,064	1,750,000	21,621	3,216,685
Lynn Jochim,	2019	500,000	750,000	2,500,000	9,192	3,759,192
Chief Operating Officer	2018	500,000	895,064	1,700,000	8,621	3,103,685
Erik Higgins,	2019	500,000	750,000	2,000,000	9,192	3,259,192
Chief Financial Officer	2018	500,000	895,064	1,700,000	8,621	3,103,685

(1)
The amounts reported in the "Equity Awards" column represent the aggregate grant date fair value of equity awards in the form of restricted shares or restricted share units (time-based vesting and performance-based vesting) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation ("ASC Topic 718"). The valuation assumptions are further described in Note 16, "Share-Based Compensation," in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019. With respect to the performance-based restricted share and restricted share unit awards, a Monte-Carlo approach was used to calculate the grant date fair value that reflects the most probable outcome of the performance conditions as of the grant date, which, for the 2018 performance-based awards granted in January 2019 to the Named Executive Officers, was 19.3% of the target number of restricted shares granted. If the maximum level of performance of 150% of target number of restricted shares granted is achieved with respect to the performance-based restricted shares granted for the 2018 award, the grant date values would be $1,875,000 for Mr. Haddad and $1,125,000 for each of Messrs. Alvarado and Higgins and Ms. Jochim. Equity award amounts for 2019 are comprised of only time-based restricted shares granted in January 2020 for 2019 service.

Narrative to Summary Compensation Table
Employment agreements. None of our Named Executive Officers is party to an employment agreement with us. The Named Executive Officers are eligible for customary employee benefits, including a 401(k) plan and welfare benefits such as medical, dental, life and disability benefits, on a basis commensurate with the participation of other salaried employees of the Operating Company or its affiliates.
Non-equity Incentive Plan Compensation. In 2018 and 2019, each of the Named Executive Officers participated in an annual bonus compensation program. The award amounts for such years represent amounts paid by reason of attainment of a year-end cash availability requirement and individual performance metrics determined by the Compensation Committee.
Equity grants. Equity award amounts for 2018 reflect restricted shares and restricted share units granted in January 2019 for 2018 service (the "2018 Awards"). Each Named Executive Officer’s 2018 Award consisted of an equal number of performance-based and time-based restricted shares, plus a grant of an additional 50% of the performance-based restricted shares in the form of performance-based restricted share units. Vesting of all time-based restricted share awards made to the Named Executive Officers as part of the 2018 Awards is generally subject to continued service to the Company. Upon a change in control, the time-based 2018 Awards will vest in full if not assumed or substituted. Vesting of the performance-based restricted share awards made to the Named Executive Officers as part of the 2018 Awards will occur over three years, subject to the achievement of share price-based performance conditions. In the event of a change in control, the performance-based restricted share awards and restricted share units will vest at the greater of target or actual performance if not assumed or substituted and, if assumed or substituted, will convert into purely time-based awards at the target level of performance.
Equity award amounts for 2019 reflect restricted shares granted in January 2020 for 2019 service (the "2019 Awards"). The 2019 Awards vest in three equal annual installments, with the first vesting on January 15, 2021. Vesting of the 2019 Awards made to the Named Executive Officers is generally subject to continued service to the Company. Upon a change in control, the 2019 Awards will vest in full if not assumed or substituted.
Outstanding Equity Awards at 2019 Fiscal Year End
The following table sets forth unvested equity awards held by the Named Executive Officers as of December 31, 2019:

Name	Number of Shares or Units that Have Not Vested (1)	Market Value of Shares or Units that Have Not Vested (5)
Emile Haddad	499,041(2)	$3,468,335
Michael Alvarado	303,146(3)	2,106,865
Lynn Jochim	301,704(4)	2,096,843
Erik Higgins	301,704(4)	2,096,843

(1)
The table above does not include outstanding equity awards that were granted in January 2020 for 2019 service that have been reflected in the Summary Compensation Table. Including those amounts, Messrs. Haddad, Alvarado and Higgins and Ms. Jochim would have, respectively, 653,552, 395,853, 394,411 and 394,411 shares or units that have not vested, which includes performance-based vesting awards based on achieving threshold performance.

(2)	168,726 shares vested on January 15, 2020. 111,017 shares and 219,298 shares will vest on January 15, 2021 and January 15, 2022, respectively.

(3)	93,717 shares vested on January 15, 2020. 77,849 shares and 131,580 shares will vest on January 15, 2021 and January 15, 2022, respectively.

(4)	92,275 shares vested on January 15, 2020. 77,849 shares and 131,580 shares will vest on January 15, 2021 and January 15, 2022, respectively.

(5)	Based on the $6.95 per share closing price of our Class A common shares on December 31, 2019.
Potential Payments upon Termination or Change in Control
The Five Point Holdings, LLC Senior Management Severance and Change in Control Plan (the "Severance Plan") provides severance benefits upon a qualifying termination of employment (a termination by the Company without "Cause," a termination by reason of death, "Disability" or "Retirement" or, in some circumstances, a termination by the participant for "Good Reason," as all such terms are defined in the Severance Plan).
Upon termination by the Company without Cause more than two years after and not less than six months before the consummation of a transaction that constitutes a "Change in Control" within the meaning of the Severance Plan, a participant is entitled to the following benefits, subject to execution of a release of claims against the Company:

•
a lump sum cash payment equal to 1-½ times (2 times in the case of the CEO) the sum of the participant’s base salary and the average of the annual bonus payable in respect of the three calendar years (or, if less, for all calendar years of employment) preceding the date of termination;

•	a lump sum cash payment equal to the participant's pro-rata annual bonus at target for the year of termination; and

•	continued health, dental and vision benefits at the cost provided to active employees for one year (two years in the case of the CEO).
If such a qualifying termination occurs (or a termination by the participant for Good Reason occurs) within two years following a Change in Control (or within six months preceding a Change in Control where the termination occurs at the request of or by reason of circumstances requested by a potential acquirer), the severance multiple described in the first bullet above would be three for the CEO and two for all other participants.
Upon a termination by reason of death, disability or retirement (subject, in the case of retirement, to execution of a release of claims against the Company), a participant is entitled receive a lump sum cash payment equal to the participant's pro-rata annual bonus at target for the year of termination.
The Severance Plan provides that if a participant receives any amount, whether under the Severance Plan or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that the participant would receive following imposition of the excise tax and all income and related taxes.

COMPENSATION OF DIRECTORS
Director Compensation
For 2019, compensation for directors generally consisted of the following, which is quantified in the table below:

•
annual cash compensation of $120,000, prorated for any partial year and payable quarterly in arrears, provided that all directors may elect to receive some or all of such compensation in restricted shares vesting in four installments at the end of each calendar quarter;

•	annual grant of $80,000 worth of restricted shares vesting in four installments at the end of each calendar quarter;

•	additional annual cash compensation of $25,000 for any lead independent director, prorated for any partial year and payable quarterly in arrears;

•	additional annual cash compensation for service on a committee, in each case, prorated for any partial year and payable quarterly in arrears, as follows:

•	Audit Committee: $25,000, plus $5,000 for the Chairperson;

•	Compensation Committee: $15,000, plus $5,000 for the Chairperson;

•	Nominating and Corporate Governance Committee: $10,000, plus $5,000 for the Chairperson; and

•	Conflicts Committee: $10,000, plus $5,000 for the Chairperson.

Castlelake and Lennar prohibit the directors designated by them (Mr. Carruthers and Messrs. Beckwitt, Jaffe and Miller, respectively) from retaining compensation paid to them for their services as directors.  Accordingly, they have each instructed us to remit their fees directly to Castlelake and Lennar, respectively, and in lieu of the restricted share grants made to other directors, those fees are increased by the $80,000 value of such shares.

2019 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Equity Awards (2)	All Other Compensation	Total
Rick Beckwitt	$200,000	$—	$—	$200,000
Kathleen Brown	160,000	80,000	—	240,000
William Browning	160,000	80,000	—	240,000
Evan Carruthers	215,000	—	—	215,000
Jonathan Foster	140,000	80,000	—	220,000
Gary Hunt	120,000	80,000	—	200,000
Jon Jaffe	200,000	—	—	200,000
Stuart A. Miller	200,000	—	—	200,000
Michael Rossi	175,000	80,000	—	255,000
Michael Winer	175,000	80,000	—	255,000

(1)
Mr. Winer elected to forgo $120,000 of the $175,000 of cash-based compensation to which he was entitled. In lieu of the cash compensation, Mr. Winer was awarded $120,000 worth of restricted shares (based on the market value of our Class A common shares as of the date of grant).

(2)
Represents restricted shares that were granted in January 2019. The amount shown in the table represents the grant date fair value under ASC Topic 718 based on the market value of our Class A common shares as of the date of grant.

Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Michael Rossi, Evan Carruthers and Michael Winer, who is its chair. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board has selected Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accountants for the year ending December 31, 2020 and has further directed that management submit the selection of the independent registered public accountants for ratification by the shareholders at the Annual Meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
At least annually, the Audit Committee reviews the Company's independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Deloitte & Touche has been the Company's independent registered accounting firm since 2009. When conducting its latest review of Deloitte & Touche, the Audit Committee actively engaged with Deloitte & Touche's engagement partner and senior leadership, where appropriate, and considered among other factors: the professional qualifications of Deloitte & Touche and that of the lead audit partner and other key engagement partners, Deloitte & Touche's historical and recent performance on the Company's audits, Deloitte & Touche's fees, Deloitte & Touche's independence and independence policies, and Deloitte & Touche's tenure as the Company's independent registered public accounting firm and its related depth of understanding of the Company's business, industry, and accounting policies and practices (including its process to rotate the lead audit partner in accordance with PCAOB standards). As a result of this evaluation, the Audit Committee and Board approved the appointment Deloitte & Touche, subject to shareholder ratification.
Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accountants is not required by law. However, our Board has decided that it is desirable to submit the selection of Deloitte & Touche to the shareholders for ratification. If the shareholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our shareholders’ best interests.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2020.

UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

AUDIT MATTERS
The following table represents aggregate fees billed to us for the years ended December 31, 2019 and 2018 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates.

(In thousands)	2019	2018
Audit fees	$2,410	$2,157
Audit-related fees	636	764
Tax fees	551	400
All other fees	4	4
Total fees	$3,601	$3,325

In 2019, services for audit fees include fees associated with (i) the audit of our annual financial statements and the audit of our internal control over financial reporting (Form 10-K), and (ii) reviews of our quarterly financial statements (Form 10-Q). Audit-related fees include fees associated with (i) Sarbanes-Oxley Act section 404 implementation assistance, (ii) audits of unconsolidated joint ventures that were paid for by the joint ventures, (iii) the filing of an amended S-3 registration statement and our S-8 registration statement, which includes preparation of consents, and (iv) review of documents relating to our Operating Company’s senior notes add-on offering, including the preparation of comfort letters and consents. Tax fees include services for (i) tax planning, tax compliance and tax return preparation, and (ii) fees for similar services incurred by unconsolidated joint ventures that were paid for by the joint ventures. All other fees include license fees for use of a technical accounting research tool.

In 2018, services for audit fees include fees associated with (i) the audit of our annual financial statements (Form 10-K), and (ii) reviews of our quarterly financial statements (Form 10-Q). Audit-related fees include fees associated with (i) Sarbanes-Oxley Act section 404 implementation assistance, (ii) audits of unconsolidated joint ventures that were paid for by the joint ventures, and (iii) the filing of our S-3 registration statement, which includes preparation of consents. Tax fees include services for (i) tax planning, tax compliance and tax return preparation, and (ii) fees for similar services incurred by unconsolidated joint ventures that were paid for by the joint ventures. All other fees include license fees for use of a technical accounting research tool.
Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services
The Audit Committee has established policies and procedures requiring that it pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company. Under the policy, the Audit Committee pre-approves all services obtained from our independent auditor by category of service, including a review of specific services to be performed and the potential impact of such services on auditor independence. To facilitate the process, the policy delegates authority to one or more of the Audit Committee’s members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Deloitte & Touche LLP during fiscal years 2019 and 2018.

Audit Committee Report
Our Audit Committee issued the following report for inclusion in this proxy statement for the Annual Meeting.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Company’s Board. The Company’s management has the primary responsibility for the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with Company management the audited consolidated financial statements and the related schedule in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the course of 2019, the Company's management performed testing and evaluation of the Company's internal controls over financial reporting per the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee provided oversight and advice to Company management during the process. The Audit Committee received updates on the process from Company management, internal auditors and Deloitte & Touche LLP at each Audit Committee meeting and reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the SEC. The Committee is governed by a charter, and the Committee is comprised solely of independent directors as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.
The Committee discussed with the Company’s internal auditors and its independent auditor, Deloitte & Touche LLP, the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.
The Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements and related schedule with generally accepted accounting principles, and (ii) the effectiveness of internal controls over financial reporting, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect (which superseded Statement on Auditing Standard No. 16), as adopted by the PCAOB for audits of fiscal years beginning on or after December 15, 2012.
The Committee has (1) received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, (2) discussed with Deloitte & Touche LLP its independence and (3) considered, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm.
Based on the review and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC. In addition, the Committee approved Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and directed that the selection of Deloitte & Touche LLP be submitted to the Company’s shareholders for ratification.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

William Browning (Chair)
Kathleen Brown
Michael Winer

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Great Park Venture
The Great Park Neighborhoods is being developed by Heritage Fields LLC (the "Great Park Venture"). Interests in the Great Park Venture consist of percentage interests and legacy interests. Legacy interests are membership interests in the Great Park Venture that entitle holders to receive priority distributions from the Great Park Venture in an aggregate amount equal to $565 million ($431 million of which had been paid as of March 31, 2020). After the legacy interests have received their full priority distributions, all subsequent distributions would be made on percentage interests. We own a 37.5% percentage interest in the Great Park Venture. Lennar owns a 25% legacy interest in the Great Park Venture, and Lennar and an affiliate of Castlelake also own interests in an entity ("FPC-HF") that owns a 12.5% legacy interest in the Great Park Venture.
In June 2018, we purchased an interest in FPC-HF from our CEO, Emile Haddad, for approximately $1.8 million. In January 2020, we received distributions of approximately $1.7 million with respect to this interest. We expect to receive additional distributions of approximately $1.1 million with respect to this interest as the Great Park Venture makes the remaining priority distributions to the holders of the legacy interests. In 2018 and 2020, the Great Park Venture made aggregate distributions of approximately $235 million and $76 million, respectively, to holders of its legacy interests. No distributions were paid in 2019.
We provide management services to the Great Park Venture pursuant to a development management agreement. As the development manager for the Great Park Venture, we recognized $35.1 million and $36.9 million in revenue in 2018 and 2019, respectively, related to management fees comprised of a base fee, project team reimbursement and incentive compensation. FPC-HF and an affiliate of Lennar hold Class B partnership interests in Five Point Communities, LP ("FP LP"), one of our subsidiaries involved in development management of the Great Park Neighborhoods. Holders of Class B partnership interests in FP LP are entitled to receive their pro rata portion of any incentive compensation payments under the development management agreement that are attributable to the legacy interests. No incentive compensation payments were paid by the Great Park Venture to the companies that managed the Great Park Venture in 2018 or 2019.
Treasure Island
We previously entered into an agreement pursuant to which we provided development management services with respect to the Treasure Island community. The Treasure Island community is owned by a joint venture in which Lennar owns an interest. We received $2.1 million in management fees in 2018. We terminated this agreement as of December 31, 2018.
Concord
We previously entered into an agreement pursuant to which we provided development management services with respect to the Concord community. An affiliate of Lennar previously entered into an agreement giving it the exclusive right to negotiate for the acquisition and development of the first phase of the Concord community. We received $1.9 million and $2.0 million in management fees in 2018 and 2019, respectively. This agreement was terminated in early 2020.
Shipyard Phase 1
We previously entered into agreements with affiliates of a joint venture that was initially comprised of affiliates of Lennar and Castlelake ("CPHP") pursuant to which we provide development management and other services with respect to the property owned by CPHP. We recognized revenues of $1.2 million in each of 2018 and 2019 related to these services.
Entitlement Transfer Agreement
In December 2016, we entered into an agreement with CPHP pursuant to which CPHP agreed to transfer to us entitlements for the right to construct (1) at least 172 homesites (or, if greater, the number of entitled homesites that are not developed or to be developed by or on behalf of a municipal development agency (the "San Francisco Agency") or by residential developers on the Phase 1 Land) and (2) at least 70,000 square feet of retail space (or, if greater, the amount of entitled retail space that is not developed or to be developed by or on behalf of the San Francisco Agency or by commercial developers on the Phase 1 Land) for use in the development of other portions of the Candlestick and The San Francisco Shipyard developments. The Company successfully received the necessary government approvals to effectuate the transfer of the entitlements in 2018, relinquished its rights to certain variable compensation related to the Candlestick purchase and sale agreements and received the additional entitlements.
Candlestick Retail Project
The Shipyard Communities, LLC (the "San Francisco Venture") previously entered into a project with a joint venture (the "Mall Venture") between an affiliate of The Macerich Company ("Macerich") and a venture between Lennar and

Castlelake to construct an urban retail outlet shopping district at Candlestick (the "Retail Project"). Construction of the Retail Project commenced in 2015 with the demolition of the Candlestick Park stadium and other infrastructure work. In early 2019, however, we and the members of the Mall Venture decided not to proceed with the Retail Project. Accordingly, on February 13, 2019, transactions related to the termination of the Retail Project were consummated, which resulted in the termination of the obligation of the San Francisco Venture to convey parcels of property on which the Retail Project was intended to be developed by the Mall Venture. The San Francisco Venture was also released from certain development obligations. In return, the San Francisco Venture repaid Macerich a $65.1 million obligation related to a promissory note in the same principal amount, plus approximately $5.5 million of accrued interest associated with the promissory note. The San Francisco Venture also issued an aggregate of 436,498 of its Class A units (while we concurrently issued 436,498 Class B common shares) to affiliates of Lennar and Castlelake.
In addition, an affiliate of Lennar agreed to contribute $25 million to the San Francisco Venture in exchange for the issuance of 25 million units of a new class of membership interest, designated as “Class C Units” (the “Class C Units”), redeemable at a price of $1 per Class C Unit. The holders of Class C Units are not entitled to receive distributions. In connection with the issuance of the Class C Units, the San Francisco Venture agreed to spend $25 million on the development of infrastructure and/or parking facilities at the Company’s Candlestick development. Provided that Lennar completes the construction of a certain number of new homes in Candlestick as contemplated under its agreements with the Company, the San Francisco Venture is required to redeem the Class C Units if and when the Company receives reimbursements from the Mello-Roos communities facilities district (“CFD Reimbursements”) formed for the Candlestick project, in an aggregate amount equal to 50% of any CFD Reimbursements up to a maximum amount of $25 million. Upon a liquidation of the San Francisco Venture, the holders of Class C Units are entitled to a liquidation preference in an aggregate amount equal to 50% of the cumulative amount of all CFD Reimbursements received, less the aggregate amount previously paid to redeem Class C Units. The maximum amount payable by the San Francisco Venture pursuant to redemptions or liquidation of the Class C Units is $25 million.
Valencia (Newhall Ranch) Land Sales
In December 2019, we entered into purchase and sale agreements with a third party land banking entity for 711 homesites, resulting in gross proceeds of approximately $135.2 million. A subsidiary of Lennar entered into an agreement with the land banking entity giving the Lennar subsidiary the option to acquire these homesites in the future and requiring the Lennar subsidiary to complete the final improvements to the homesites on which homes are to be built.
Tax Distribution
The terms of the Operating Company's Limited Partnership Agreement (“LPA”) provide for the payment of certain tax distributions to the Operating Company's partners and management partner in an amount equal to the estimated income tax liabilities resulting from taxable income or gain allocated to those parties. The tax distribution provisions in the LPA were included in the Operating Company's governing documents adopted prior to our initial public offering and were designed to provide funds necessary to pay tax liabilities for income that might be allocated, but not paid, to the partners and the management partner. The management partner is an entity controlled by Mr. Haddad. In accordance with the terms of the LPA, a tax distribution payment of $4.6 million was paid to the management partner in January 2020 as a result of taxable income allocated to it in 2018 and estimated to be allocated to it in 2019. The tax distribution is treated as an advance distribution under the LPA and will be taken into account when determining the amounts otherwise distributable to the management partner under the LPA.
Shipyard Advisors Consulting Agreement
In February 2020, we entered into a consulting agreement (the “Advisory Agreement”) with a limited liability company in which our former Co-Chief Operating Officer, Kofi Bonner, is a member (“Advisory Group”). Pursuant to the Advisory Agreement, we agreed to pay the Advisory Group a monthly retainer equal to $150,000 in exchange for the Advisory Group providing consulting services primarily related to, and facilitating communications with various governmental and regulatory agencies involved in, the re-assessment of environmental conditions at the Hunters Point Naval Shipyard. The initial term of the Advisory Agreement is for one year, which may be extended by mutual written agreement.
Deferment of EB-5 Reimbursement Obligations
We previously entered into reimbursement agreements pursuant to which we agreed to reimburse an affiliate of Lennar for $102.7 million related to EB-5 immigrant investor program loans, the proceeds of which were used to develop properties at our Candlestick and The San Francisco Shipyard communities. At December 31, 2018 and 2019, the balance of the reimbursement obligation was $102.7 million and $102.4 million, respectively. The weighted average interest rate applicable to the unpaid reimbursement obligations as of December 31, 2019 was 4.1%. Interest is paid monthly and totaled $4.2 million for each of the years ended December 31, 2018 and 2019. We were obligated to make an $18.6 million reimbursement payment to the Lennar affiliate on April 1, 2020. We entered into a new agreement, however, on April 1, 2020, pursuant to which the Lennar affiliate agreed to defer our reimbursement obligation with respect to $12.6 million of the total payment for a period of five years. The deferred $12.6 million reimbursement amount will accrue interest at a rate of 6% per year and can be prepaid by us at any time without any premium or penalty. We paid the $6.0 million non-deferred portion of the reimbursement obligation on April 1, 2020.
Review and Approval of Related Person Transactions
Our Board has adopted a written policy regarding the approval of any related person transactions, which (subject to certain limited exceptions) includes any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000 and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our Chief Legal Officer any proposed related person transaction and all material facts about the proposed transaction. Our Chief Legal Officer will then assess and promptly communicate that information to our Conflicts Committee. Based on our Conflicts Committee’s consideration of all of the relevant facts and circumstances, our Conflicts Committee will decide whether or not to approve such transaction and will generally approve only those transactions that it determines are in, or are not inconsistent with, our best interests. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any member of the Conflicts Committee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. As a result of our relationship with Lennar, land sales to Lennar and other transactions with Lennar that exceed the $120,000 threshold are subject to our policy regarding related person transactions.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that all executive officers, directors and greater than ten percent beneficial owners during the fiscal year ended December 31, 2019 complied with the reporting requirements of Section 16(a).
Shareholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of shareholders. To be eligible for inclusion in the 2021 proxy statement, your proposal must be received by us no later than December 31, 2020 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from the proxy statement shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to Our Operating Agreement. Under our Operating Agreement, in order to nominate a director or bring any other business before the shareholders at the 2021 annual meeting of shareholders that will not be included in our proxy statement, you must notify us in writing and such notice must be delivered to or be mailed and received by us at the principal offices of the Company, at Five Point Holdings, LLC, c/o Secretary, 15131 Alton Parkway, 4th Floor, Irvine, California 92618, no earlier than January 11, 2021 and no later than February 10, 2021, unless our 2021 annual meeting of shareholders is not within twenty-five (25) days before or after the anniversary of our 2020 annual meeting of shareholders, in which case the notice must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the 2021 annual meeting was made, whichever occurs first. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Operating Agreement and the nomination or proposal must contain the specific information required by our Operating Agreement. You may write to our Secretary at 15131 Alton Parkway, 4th Floor, Irvine, California 92618 to deliver the notices discussed above and to request a copy of the relevant Operating Agreement provisions regarding the requirements for making shareholder proposals and nominating director candidates pursuant to our Operating Agreement.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.
In accordance with the rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials to our shareholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to our shareholders. Shareholders have the ability to access the proxy materials at www.proxyvote.com, or request that a printed set of the proxy materials be sent to them, by following the instructions set forth on the Notice mailed to them. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple shareholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each shareholder that makes a request using the procedure set forth on the Notice. Shareholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications, or would like additional copies of materials, may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095, or at sendmaterial@proxyvote.com.
Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. We make available free of charge on or through our Internet website at www.fivepoint.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF OUR 2019 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. SHAREHOLDERS SHOULD DIRECT SUCH REQUESTS BY WRITING TO THE COMPANY’S SECRETARY AT 15131 ALTON PARKWAY, 4TH FLOOR, IRVINE, CALIFORNIA 92618, OR BY EMAIL AT investor.relations@fivepoint.com.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, references to our website in this proxy statement are not intended to function as hyperlinks and information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Business
As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board,
Michael A. Alvarado
Chief Legal Officer, Vice President and Secretary

FIVEPOINT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FPH2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/09/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors to be elected for terms expiring in 2023

Nominees

01) Kathleen Brown 02) Gary Hunt 03) Michael Winer

The Board of Directors recommends you vote FOR proposal 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000462024_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

FIVE POINT HOLDINGS, LLC
Annual Meeting of Shareholders
June 10, 2020 2:00 PM PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Emile Haddad and Michael Alvarado, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Five Point Holdings, LLC Class A common shares and Class B common shares that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/FPH2020 on June 10, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000462024_2 R1.0.1.18

Continued and to be signed on reverse side